Exhibit 99.2

UNITED ONLINE, INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

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UNITED ONLINE, INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

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UNITED ONLINE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$125,542	$90,834
Accounts receivable, net of allowance	3,850	5,127
Inventories, net	624	1,632
Other current assets	4,854	7,093
Assets of discontinued operations	—	30,690
Total current assets	134,870	135,376
Property and equipment, net	5,681	6,418
Deferred tax assets, net	156	176
Goodwill	7,489	7,489
Other assets	833	840
Assets of discontinued operations	—	47,911
Total assets	$149,029	$198,210
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,037	$6,550
Accrued liabilities	6,443	7,250
Deferred revenue	3,706	3,926
Liabilities of discontinued operations	—	21,199
Total current liabilities	15,186	38,925
Deferred tax liabilities, net	1,974	2,132
Other liabilities	5,196	5,313
Liabilities of discontinued operations	—	14,220
Total liabilities	22,356	60,590
Commitments and contingencies
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	224,506	222,164
Accumulated other comprehensive loss	(2,180)	(4,086)
Accumulated deficit	(95,654)	(80,459)
Total stockholders’ equity	126,673	137,620
Total liabilities and stockholders’ equity	$149,029	$198,210

The accompanying notes are an integral part of these

unaudited condensed consolidated financial statements.

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UNITED ONLINE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Six Months Ended June 30,
	2016	2015
Revenues	$36,454	$47,472
Operating expenses:
Cost of revenues	15,130	19,918
Sales and marketing	5,064	6,942
Technology and development	4,160	5,772
General and administrative	17,311	16,877
Restructuring and other exit costs	296	965
Total operating expenses	41,961	50,474
Operating loss	(5,507)	(3,002)
Interest income	322	178
Other income, net	741	30
Loss before income taxes	(4,444)	(2,794)
Provision for (benefit from) income taxes	1,470	(35)
Loss from continuing operations	(5,914)	(2,759)
Income (loss) from discontinued operations, net of tax	(9,281)	4,257
Net income (loss)	$(15,195)	$1,498
Income allocated to participating securities	—	—
Net income (loss) attributable to common stockholders	$(15,195)	$1,498
Basic net income (loss) per common share:
Continuing operations	$(0.40)	$(0.19)
Discontinued operations	(0.62)	0.29
Basic net loss per common share	$(1.02)	$0.10
Shares used to calculate basic net income (loss) per common share	14,936	14,547
Diluted net income (loss) per common share:
Continuing operations	$(0.40)	$(0.19)
Discontinued operations	(0.62)	0.29
Diluted net loss per common share	$(1.02)	$0.10
Shares used to calculate diluted net income (loss) per common share	14,936	14,547

The accompanying notes are an integral part of these

unaudited condensed consolidated financial statements.

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UNITED ONLINE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Six Months Ended June 30,
	2016	2015
Net income (loss)	$(15,195)	$1,498
Other comprehensive income (loss):
Cash flow hedges:
Changes in net gains on derivatives, net of tax provision of $— for the six months ended June 30, 2016 and 2015	—	7
Derivative settlement losses reclassified into earnings, net of tax benefit of $— for the six months ended June 30, 2016 and 2015	—	39
Other hedges:
Changes in net gains on derivatives, net of tax provision of $— for the six months ended June 30, 2016 and 2015	(213)	—
Reclassifications out of accumulated other comprehensive loss	1,559	—
Foreign currency translation	560	(329)
Other comprehensive income (loss)	1,906	(283)
Comprehensive income (loss)	$(13,289)	$1,215

The accompanying notes are an integral part of these

unaudited condensed consolidated financial statements.

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UNITED ONLINE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(in thousands)

	Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Loss	Deficit	Equity
Balance at December 31, 2015	14,850	$1	$222,164	$(4,086)	$(80,459)	$137,620
Exercises of stock options	17	—	184	—	—	184
Issuance of common stock through ESPP	46	—	418	—	—	418
Vesting of restricted stock units	81	—	—	—	—	—
Repurchases of common stock	—	—	(547)	—	—	(547)
Stock-based compensation	—	—	2,287	—	—	2,287
Other comprehensive income	—	—	—	1,906	—	1,906
Net loss	—	—	—	—	(15,195)	(15,195)
Balance at June 30, 2016	14,994	$1	$224,506	$(2,180)	$(95,654)	$126,673

The accompanying notes are an integral part of these

unaudited condensed consolidated financial statements.

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UNITED ONLINE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(15,195)	$1,498
Less: Income (loss) from discontinued operations, net of tax	(9,281)	4,257
Loss from continuing operations	(5,914)	(2,759)
Adjustments to reconcile net loss from continuing operations to net cash used for operating activities:
Depreciation	1,509	1,808
Stock-based compensation	2,200	2,671
Provision for doubtful accounts receivable	(14)	(2)
Deferred taxes, net	(141)	(268)
Other, net	(198)	379
Changes in operating assets and liabilities, net of effects of discontinued operations:
Accounts receivable, net	1,290	1,146
Inventories, net	948	14
Other assets	2,383	400
Accounts payable and accrued liabilities	(1,965)	(3,971)
Deferred revenue	(219)	(256)
Other liabilities	(118)	247
Net cash used for operating activities from continuing operations	(239)	(591)
Cash flows from investing activities:
Purchases of property and equipment	(924)	(584)
Proceeds from sales of investments	258	—
Net cash used for investing activities from continuing operations	(666)	(584)
Cash flows from financing activities:
Proceeds from exercises of stock options	184	1,287
Proceeds from employee stock purchase plans	418	936
Repurchases of common stock	(547)	(1,310)
Net cash provided by financing activities from continuing operations	55	913
Effect of foreign currency exchange rate changes on cash and cash equivalents	66	(810)
Net cash provided by (used for) discontinued operations:
Operating activities	3,311	2,268
Investing activities	18,182	(4,980)
Effect of a change in cash and cash equivalents on discontinued operations	13,999	(1,994)
Net cash provided by (used for) discontinued operations	35,492	(4,706)
Change in cash and cash equivalents	34,708	(5,778)
Cash and cash equivalents, beginning of period	90,834	67,470
Cash and cash equivalents, end of period	$125,542	$61,692

The accompanying notes are an integral part of these

unaudited condensed consolidated financial statements.

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UNITED ONLINE, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS

Description of Business

United Online, Inc. (together with its subsidiaries, “United Online” or the “Company”), through its operating subsidiaries, provides consumer subscription services and products, consisting of internet access services and devices, including dial-up, mobile broadband, DSL, e-mail, internet security, web hosting, and voice services, under the NetZero and Juno brands.

In March 2016, the Company entered into a Share Purchase Agreement for the sale of its StayFriends GmbH, Trombi Acquisition SARL, Klassträffen Sweden AB, and Klassenfreunde.ch GmbH entities (collectively, the “Social Media Business”) to Ströer Content Group GmbH. The purchase price for the Social Media Business was approximately 16 million Euros in cash, which included cash of 6.5 million Euros on the Social Media Business balance sheet, subject to a post-signing purchase price adjustment. The Share Purchase Agreement included customary representations, warranties and covenants of each party, some of which survived the closing of the transaction for a period of time. The sale closed in May 2016. The results of operations, the financial condition and the cash flows of the Social Media Business have been presented as discontinued operations for all periods presented.

In April 2016, the Company consummated the sale of its MyPoints business unit to Prodege, LLC. The purchase price for the MyPoints business unit was approximately $13 million in cash, subject to a post-closing working capital adjustment. The Stock Purchase Agreement for the sale included customary representations, warranties and covenants of each party, some of which survived the closing of the transaction for a period of time. The results of operations, the financial condition and the cash flows of the MyPoints business unit have been presented as discontinued operations for all periods presented.

In June 2016, the stockholders voted to approve the merger by and among the Company, B. Riley Financial, Inc. and Unify Merger Sub, Inc., a wholly-owned subsidiary of B. Riley Financial, Inc., pursuant to which B. Riley Financial, Inc. merged with and into the Company with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of B. Riley Financial, Inc. on July 1, 2016.

Basis of Presentation

The Company’s unaudited condensed consolidated financial statements for the six months ended June 30, 2016 and 2015 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Accordingly, such financial statements do not include all of the information and note disclosures required by GAAP for complete financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation. The unaudited condensed consolidated financial statements, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair statement of the results for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for any future periods. The unaudited condensed consolidated balance sheet at December 31, 2015 was derived from the Company’s audited consolidated financial statements, filed on May 26, 2016, with the SEC in the Company’s Current Report on Form 8-K for the year ended December 31, 2015, but does not include all of the disclosures required by GAAP.

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities and the reported amounts of revenues and expenses. Actual results could differ from these estimates and assumptions. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2015 included in the Company’s Current Report on Form 8-K filed on May 26, 2016.

The most significant areas of the unaudited condensed consolidated financial statements that require management judgment include the Company’s revenue recognition, goodwill, other long-lived assets, income taxes, and legal contingencies.

The Company believes that its existing cash and cash equivalents and cash generated from operations will be sufficient to fund its working capital requirements, capital expenditures and other obligations through at least the next 12 months.

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Accounting Policies

Refer to the Company’s audited consolidated financial statements for the year ended December 31, 2015 included in the Company’s Current Report on Form 8-K filed May 26, 2016 for a discussion of the Company’s significant accounting policies.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in this ASU will be effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. The amendments should be applied retrospectively. In July 2015, the FASB approved a one-year deferral of the effective date with early adoption permitted. The Company intends to adopt the standard effective January 1, 2018 and is currently assessing the impact of this update on its consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, Compensation—Stock Compensation: Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The core principle of the guidance requires that a performance target that affects vesting and that could be achieved after the requisite service period should be treated as a performance condition. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in ASU No. 2014-12 either: (a) prospectively to all awards granted or modified after the effective date; or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The Company adopted the standard for the six months ended June 30, 2016 with no impact on its consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The update provides GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. The amendments in this update are effective for annual periods ending after December 15, 2016, and for annual periods and interim periods thereafter. Early adoption is permitted. The Company does not expect this update to have a material impact on its consolidated financial statements.

  In April 2015, the FASB issued ASU No. 2015-05, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer's Accounting for Fees Paid in a Cloud Computing Arrangement. The update provides GAAP guidance on evaluating the accounting for fees paid by a customer in a cloud computing arrangement. The amendments in this update also provide a basis for evaluating whether a cloud computing arrangement includes a software license. The amendments in this update are effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted. The Company adopted the standard for six months ended June 30, 2016 with no impact on its consolidated financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The amendments in this update more closely align the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards (IFRS). The amendments in this update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendments in this update should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently assessing the impact of this update on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The amendments in this update require that a lessee recognize the assets and liabilities that arise from leases. The amendments in this update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The amendments in this update should be applied at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently assessing the impact of this update on its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments in this update do not change the core principle of the guidance as noted above at ASU No. 2014-09. The amendments clarify the implementation guidance on principal versus agent considerations. The effective date and transition requirements for the amendments in this update are the same as the effective date and transition requirements of ASU No. 2014-09. The Company intends to adopt the standard effective January 1, 2018 and is currently assessing the impact of this update on its consolidated financial statements.

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In March 2016, the FASB issued ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments in this update involve simplification in several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The amendments in this update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendments in this update require both prospective and retrospective application with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently assessing the impact of this update on its consolidated financial statements.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments in this Update do not change the core principle of the guidance as noted above at ASU No. 2014-09. The core principle of the update is to clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. The Company intends to adopt the standard effective January 1, 2018 and is currently assessing the impact of this update on its consolidated financial statements.

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The amendments in this Update do not change the core principle of the guidance as noted above at ASU No. 2014-09. The core principle of the update is to clarify the following narrow aspects of Topic 606: assessing the collectibility criterion, presentation of sales taxes and other similar taxes collected from customers, noncash consideration, contract modifications at transition, completed contracts at transition, and technical correction. The Company intends to adopt the standard effective January 1, 2018 and is currently assessing the impact of this update on its consolidated financial statements.

2. SEGMENT INFORMATION

As a result of the presentation of the Company’s former Commerce & Loyalty and Social Media segments as discontinued operations, the Company now operates as a single operating and reportable segment.

Revenues were as follows (in thousands):

	Six Months Ended June 30,
	2016	2015
Services revenues	$25,926	$33,391
Products revenues	2,084	2,775
Advertising and other revenues	8,444	11,306
Total revenues	$36,454	$47,472

Geographic revenues are attributed to countries based on the principal location of the Company’s entities from which those revenues were generated. The Company’s only principal location from which revenues were generated was the United States.

Geographic information for long-lived assets, which consist of property and equipment and other assets, was as follows (in thousands):

	June 30, 2016	December 31, 2015
United States	$6,318	$7,031
India	196	227
Total long-lived assets	$6,514	$7,258

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3. BALANCE SHEET COMPONENTS

Inventories

Inventories, net, consisted entirely of finished goods at June 30, 2016 and December 31, 2015.

Other Current Assets

Other current assets consisted of the following (in thousands):

	June 30, 2016	December 31, 2015
Income taxes receivable	$1,994	$1,651
Prepaid expenses	1,339	1,393
Prepaid insurance	581	1,287
Other	940	2,762
Total	$4,854	$7,093

Accrued Liabilities

Accrued liabilities consisted of the following (in thousands):

	June 30, 2016	December 31, 2015
Employee compensation and related liabilities	$5,125	$5,270
Income taxes payable	325	710
Non-income taxes payable	154	200
Reserve for legal settlements	100	100
Accrued restructuring and other exit costs	—	121
Other	739	849
Total	$6,443	$7,250

Other Liabilities

Other liabilities consisted of the following (in thousands):

	June 30, 2016	December 31, 2015
Income taxes payable	$3,632	$3,528
Other	1,564	1,785
Total	$5,196	$5,313

Accumulated Other Comprehensive Loss

The components of accumulated other comprehensive loss were as follows (in thousands):

	Gains on Other Hedging Instruments, Net of Tax	Foreign Currency Translation	Reclassifications out of Accumulated Other Comprehensive Loss	Accumulated Other Comprehensive Loss
Balance at December 31, 2015	$213	$(4,299)	$—	$(4,086)
Other comprehensive income (loss)	(213)	560	1,559	1,906
Balance at June 30, 2016	$—	$(3,739)	$1,559	$(2,180)

In May 2016, the Company completed the sale of its Social Media Business to Ströer Content Group GmbH. As a result, the Company reclassified $1.6 million out of accumulated other comprehensive loss into loss from discontinued operations.

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4. FAIR VALUE MEASUREMENTS

Financial assets that were required to be measured at fair value on a recurring basis consisted of money market funds (Level 1 assets) totaling $124.6 million and $65.8 million at June 30, 2016 and December 31, 2015, respectively.

5. STOCKHOLDERS’ EQUITY

Common Stock Repurchases

In May 2001, the Company’s Board of Directors authorized a common stock repurchase program (the “Program”) that allows the Company to repurchase shares of its common stock through open market or privately negotiated transactions based on prevailing market conditions and other factors. From time to time since then, the Board of Directors has increased the amount authorized for repurchase under this Program and has extended the Program, which was recently extended by the Board of Directors (in December 2015) through December 31, 2018. From August 2001 through December 2015, the Company had repurchased $150.2 million of its common stock under the Program. There were no repurchases under the Program during the six months ended June 30, 2016 and, at June 30, 2016, the authorization remaining under the Program was $80.0 million.

Shares withheld upon the vesting of restricted stock units and upon the issuance of stock awards to pay minimum statutory employee withholding taxes are considered common stock repurchases, but are not counted as purchases against the Program. Upon vesting of most restricted stock units or issuance of stock awards, the Company currently does not collect the minimum statutory withholding taxes from employees. Instead, the Company automatically withholds, from the restricted stock units that vest and from the stock awards that are issued, the portion of those shares with a fair market value equal to the amount of the minimum statutory employee withholding taxes due, which is accounted for as a repurchase of common stock. The Company then pays the minimum statutory employee withholding taxes in cash. The amounts remitted in the six months ended June 30, 2016 and 2015 were $0.5 million and $1.3 million respectively, for which the Company withheld 0.1 million and 0.1 million shares of common stock, respectively, that were underlying the restricted stock units that vested.

6. STOCK-BASED COMPENSATION PLANS

Stock-Based Compensation

The following table summarizes the stock-based compensation that has been included in the following line items within the unaudited condensed consolidated statements of operations (in thousands):

	Six Months Ended June 30,
	2016	2015
Operating expenses:
Cost of revenues	$55	$107
Sales and marketing	35	112
Technology and development	212	371
General and administrative	1,898	2,081
Total stock-based compensation	$2,200	$2,671

Restricted Stock Units

The following table summarizes activity for restricted stock units (in thousands):

Nonvested at December 31, 2015	402
Granted	204
Vested	(138)
Forfeited/canceled	(73)
Nonvested at June 30, 2016	395

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Stock Options

The following table summarizes activity for stock options (in thousands):

Outstanding at December 31, 2015	843
Exercised	(17)
Forfeited/canceled	(82)
Outstanding at June 30, 2016	744

7. INCOME TAXES

The Company’s provision for income taxes for the six months ended June 30, 2016 differed from the U.S. federal statutory tax rate of 34% primarily due to a provision for income taxes related to discrete items, including $0.8 million of withholding taxes on distributions from the Company’s India subsidiary. For the six months ended June 30, 2016, the Company utilized the actual effective tax rate (discrete method) in determining the domestic income tax expense, rather than the annual effective tax rate method, as allowed under ASC 740-270-30-36, Income Taxes—Interim Reporting.

The Company’s provision for income taxes for the six months ended June 30, 2016 has an unusual relationship to pre-tax loss primarily due to the existence of a full deferred tax asset valuation allowance. This circumstance generally results in a zero net tax provision since the income tax expense or benefit that would otherwise be recognized is offset by the change in the valuation allowance. However, the tax provision recorded in the six months ended June 30, 2016 included dividend withholding tax, state audit assessments, an accrual for uncertain tax positions, and an income tax accrual related to certain goodwill assets. The Company does not consider the deferred tax liabilities related to certain goodwill assets when determining the need for a valuation allowance. The Company’s benefit from income taxes for the six months ended June 30, 2015 differed from the U.S. federal statutory tax rate of 34% primarily due to a benefit from income taxes related to discrete items. The benefit from income taxes recorded in the six months ended June 30, 2015 included a benefit from discontinued operations, state minimum and franchise taxes, and an income tax accrual related to certain goodwill assets.

8. NET LOSS PER COMMON SHARE

The following table sets forth the computation of basic and diluted net income (loss) per common share (in thousands, except per share amounts):

	Six Months Ended June 30,
	2016	2015
Numerator:
Loss from continuing operations	$(5,914)	$(2,759)
Income allocated to participating securities	—	—
Loss from continuing operations available to common stockholders	(5,914)	(2,759)
Income (loss) from discontinued operations, net of tax, available to common stockholders	(9,281)	4,257
Net income (loss) attributable to common stockholders	$(15,195)	$1,498
Denominator:
Weighted-average common shares	14,936	14,547
Add: Dilutive effect of non-participating securities	—	—
Shares used to calculate diluted net income (loss) per common share	14,936	14,547
Basic net income (loss) per common share:
Continuing operations	$(0.40)	$(0.19)
Discontinued operations	(0.62)	0.29
Basic net loss per common share	$(1.02)	$0.10
Diluted net income (loss) per common share:
Continuing operations	$(0.40)	$(0.19)
Discontinued operations	(0.62)	0.29
Diluted net loss per common share	$(1.02)	$0.10

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The diluted net loss per common share computations exclude stock options and restricted stock units that are antidilutive. Weighted-average antidilutive shares for the six months ended June 30, 2016 and 2015 were 1.2 million and 1.1 million, respectively.

9. RESTRUCTURING AND OTHER EXIT COSTS

Restructuring and other exit costs were a result of management’s decision to streamline operations and increase profitability and, for the six months ended June 30, 2016 and 2015, consisted of employee termination costs. The following tables summarize restructuring and other exit costs (in thousands):

Accrued restructuring and other exit costs at December 31, 2015	$121
Restructuring and other exit costs	296
Cash paid for restructuring and other exit costs	(417)
Accrued restructuring and other exit costs at June 30, 2016	$—

10. CONTINGENCIES—LEGAL MATTERS

In June 2011, Memory Lane, Inc., a California corporation, filed a complaint in United States District Court, Central District of California, against Classmates International, Inc., Classmates Online, Inc. and Classmates, Inc. (then known as Memory Lane, Inc.) (“Classmates”), alleging false designation of origin under the Lanham Act, 15 U.S.C. section 1125, and state and common law unfair competition. The complaint included requests for an award of damages and for preliminary and permanent injunctive relief. Notwithstanding the request for preliminary injunctive relief, no motion for such relief was filed. Classmates responded to the complaint in September 2011. In October 2011, the plaintiff amended its complaint to, among other things, dismiss Classmates International, Inc. and add United Online, Inc. as a defendant. In February 2014, the jury issued a verdict for the defendants, concluding that the defendants did not infringe plaintiff’s trademark and the court entered judgment in favor of the defendants. In March 2014, plaintiff filed a notice of appeal of the judgment in favor of defendants. The plaintiff’s appeal brief was filed in November 2014. Classmates’ opposition brief was filed in December 2014. Plaintiff’s reply brief was filed in March 2015. Classmates’ reply brief was filed in April 2015. In March 2016, the U.S. Ninth Circuit Court of Appeals issued an opinion which denied the plaintiff’s appeal and affirmed the jury trial verdict.

On May 4, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with B. Riley Financial, Inc. (“B. Riley”) and Unify Merger Sub, Inc., pursuant to which a wholly-owned subsidiary of B. Riley will, subject to the satisfaction or waiver of the conditions contained in the Merger Agreement, merge with and into us, with us surviving the merger as a wholly-owned subsidiary of B. Riley (the “Transaction”). Pursuant to the terms of, and subject to the satisfaction or waiver of the closing conditions set forth in, the Merger Agreement, at the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into $11.00 in cash, without interest. Starting on May 5, 2016, the Company received notice that a number of law firms intend to investigate the Transaction on behalf of stockholders under various legal theories, including that the price offered per share undervalues the Company and that the Board of Directors’ decision to proceed with the Transaction violated its fiduciary duties. Three putative class action stockholder lawsuits have been filed on May 12, 2016, June 7, 2016, and June 10, 2016 alleging, among other things, breach of fiduciary duty by the board of directors, and that the merger agreement includes an unfair price, an inadequate sales process, and unreasonable deal protection provisions that purportedly prevent competing offers. One plaintiff has served document requests in anticipation of litigation. The Company is currently evaluating its alternatives in defense of these claims. On July 5, 2016, Quadre Investments, LP, filed a petition seeking appraisal of the fair value of its shares of United Online common stock instead of the cash for each share of United Online common stock that would be provided pursuant to the Merger Agreement. The Company is continuing to evaluate these assertions.

The Company cannot predict the outcome of legal actions or governmental investigations or their potential implications for its business. In addition, the Company, at times, has negotiated resolutions related to certain legal actions and governmental investigations. There are no assurances that additional legal actions or governmental investigations will not be instituted in connection with the Company’s current or former business practices or in connection with the proposed Transaction.

The Company records a liability when it believes that it is both probable that a loss will be incurred, and the amount of loss can be reasonably estimated. The Company evaluates, at least quarterly, developments in its legal matters that could affect the amount of liability that has been previously accrued, and makes adjustments as appropriate. Significant judgment is required to determine both probability and the estimated amount. The Company may be unable to estimate a possible loss or range of possible loss due to various reasons, including, among others: (i) if the damages sought are indeterminate; (ii) if the proceedings are in early stages; (iii) if there is uncertainty as to the outcome of pending appeals, motions, or settlements; (iv) if there are significant factual issues to be determined or resolved; and (v) if there are novel or unsettled legal theories presented. In such instances, there is considerable uncertainty regarding the ultimate resolution of such matters, including a possible eventual loss, if any. At June 30, 2016, the Company had reserves totaling $0.1 million for estimated losses related to legal matters. With respect to the legal matters described above, if any, that are ongoing, the Company has determined, based on its current knowledge, that the amount of possible loss or range of loss, including any reasonably possible losses in excess of amounts already accrued, is not reasonably estimable. However, legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond the Company’s control. As such, even though the Company intends to vigorously defend itself with respect to its legal matters, there can be no assurance that the final outcome of these matters will not materially and adversely affect the Company’s business, financial condition, results of operations, or cash flows.

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11. DISCONTINUED OPERATIONS

In August 2015, the Company consummated the sale of its Classmates domestic business unit to Intelius Holdings, Inc. The Classmates domestic business unit was previously included as part of the Social Media segment results. Accordingly, the results of operations, financial condition and cash flows of the Classmates domestic business unit have been presented as discontinued operations for all periods presented.

In March 2016, the Company entered into a Share Purchase Agreement for the sale of its Social Media Business to Ströer Content Group GmbH. The purchase price for the Social Media Business was approximately 16 million Euros in cash, which included cash of 6.5 million Euros on the Social Media Business balance sheet, subject to a post-signing purchase price adjustment. The Share Purchase Agreement included customary representations, warranties and covenants of each party, some of which survive the closing of the transaction for a period of time. The sale closed in May 2016. The results of operations, the financial condition and the cash flows of the Social Media Business have been presented as discontinued operations for all periods presented.

In April 2016, the Company consummated the sale of its MyPoints business unit to Prodege, LLC. The purchase price received for the MyPoints business unit was approximately $13 million in cash, subject to a post-closing working capital adjustment. The Stock Purchase Agreement for the sale included customary representations, warranties and covenants of each party, some of which survive the closing of the transaction for a period of time. The results of operations, the financial condition and the cash flows of the MyPoints business unit have been presented as discontinued operations for all periods presented.

Revenues and income (loss) from discontinued operations were as follows (in thousands):

	Six Months June 30,
	2016	2015
Revenues	$19,132	$53,020
Operating expenses:
Cost of revenues	7,870	14,260
Sales and marketing	5,493	18,105
Technology and development	2,070	7,384
General and administrative	2,693	6,368
Amortization of intangible assets	120	1,007
Restructuring and other exit costs	—	1
Impairment of goodwill	37,713	—
Total operating expenses	55,959	47,125
Operating income (loss)	(36,827)	5,895
Interest income	1	3
Gain on disposal of discontinued operations	26,343	—
Other income (loss), net	(17)	40
Income (loss) from discontinued operations before income taxes	(10,500)	5,938
Provision for (benefit from) income taxes	(1,219)	1,681
Income (loss) from discontinued operations, net of tax	$(9,281)	$4,257

During the quarter ended March 31, 2016, due to the comparison of negotiated sales prices for the Company's MyPoints and Social Media reporting units to their respective carrying values, the Company performed an interim quantitative goodwill impairment assessment for these reporting units. Step one of the goodwill impairment test for each of the Company's reporting units that were tested resulted in the Company's determination that the carrying values, including goodwill, exceeded the fair values of the MyPoints and Social Media reporting units by $2.9 million and $3.1 million, respectively. The fair values of the reporting units for step one of the goodwill impairment test were based on their respective negotiated sales prices. During the quarter ended March 31, 2016, the Company recognized goodwill impairment charges totaling $22.5 million and $15.2 million related to its MyPoints and Social Media reporting units, respectively, before provision for income taxes, which were included in discontinued operations in the unaudited condensed consolidated statements of operations. As a result of these goodwill impairment charges in the quarter ended March 31, 2016, the Company recorded a gain on sale for both the MyPoints business unit and the Social Media Business during the quarter ended June 30, 2016 totaling $17.2 million and $9.1 million, respectively.

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The major classes of assets and liabilities included in discontinued operations were as follows (in thousands):

December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$14,000
Accounts receivable, net	8,296
Inventory, net	5,246
Other current assets	3,148
Total current assets	30,690
Property and equipment, net	6,838
Goodwill	39,172
Intangible assets, net	335
Deferred tax assets	1,338
Other assets	228
Total assets	$78,601
Liabilities
Current liabilities:
Accounts payable	$1,909
Accrued liabilities	3,003
Member redemption liability	6,781
Deferred revenue	9,506
Total current liabilities	21,199
Member redemption liability	11,322
Deferred revenue	17
Deferred tax liabilities, net	2,488
Other liabilities	393
Total liabilities	$35,419

The Company recorded transaction-related costs totaling $0.5 million in the six months ended June 30, 2016, in connection with the sales of the Company’s business units, which was included in discontinued operations in the unaudited condensed consolidated statements of operations.

12. SUBSEQUENT EVENTS

On July 1, 2016, pursuant to the Agreement and Plan of Merger, dated as of May 4, 2016 (the “Merger Agreement”), by and among B. Riley Financial, Inc., a Delaware corporation (“BRF”), Unify Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of BRF (“Merger Sub”), and United Online, Inc., a Delaware corporation (the “Company”), Merger Sub merged with and into the Company with the Company continuing as the surviving corporation as a wholly-owned subsidiary of BRF (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain shares held by Parent, Merger Sub or any wholly-owned subsidiary of Parent or Merger Sub, held in the Company’s treasury or owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law (the “Excluded Shares”)) will be converted into the right to receive $11.00 in cash, without interest (the “Per Share Merger Consideration”). At the Effective Time, all of the Excluded Shares outstanding immediately prior to the Effective Time will be automatically canceled for no consideration.

At the Effective Time, each outstanding option to purchase shares of Company Common Stock pursuant to the Company’s incentive plans will be automatically canceled and converted into the right to receive an amount in cash, less applicable tax withholding, equal to the product of (x) the number of shares of Company Common Stock underlying such option immediately prior to the Effective Time and (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such option.  In addition, at the Effective Time, each outstanding Company restricted stock unit award will be automatically canceled and converted into the right to receive an amount in cash, less applicable tax withholding, equal to the product of (a) the Per Share Merger Consideration, and (b) the number of shares of Company Common Stock underlying such restricted stock unit award immediately prior to the Effective Time.

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